Exhibit 10(lxiv)

Confidential treatment has been requested for portions of this exhibit.  The copy filed herewith omits the information subject to the confidentiality request.  Omissions are designated as [*].  A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

GAS SUPPLY AGREEMENT

            This Gas Supply Agreement ("Gas Supply Agreement") is made and entered into this 7th day of April, 2004, by and between NUI UTILITIES, INC. ("NUIU"), a New Jersey corporation, with its principal place of business located at One Elizabethtown Plaza, Union, New Jersey, 07087 and Cinergy Marketing & Trading, LP ("Seller") with its principal place of business located at 1100 Louisiana Street, Suite 4900, Houston, TX 77002 (each sometimes referred to individually as "Party" and collectively as "Parties").

            WHEREAS, NUIU is a local gas distribution company engaged in the business, inter alia, of supplying and transporting Gas, as defined below, to residential, commercial and industrial end-users within its service territory located in New Jersey, Maryland and Florida; and

            WHEREAS, Seller is engaged in the business, inter alia, of marketing and managing Gas supplies, storage and transportation; and

            WHEREAS, Seller and NUIU are Parties to a Gas Supply Asset Assignment and Agency Agreement and Seller desires to sell Gas to NUIU, and NUIU desires to purchase Gas from Seller for NUIU's New Jersey, Florida and Maryland utility divisions in accordance with the terms of this Agreement and the Gas Supply Asset Assignment and Agency Agreement.

            NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, NUIU and Seller agree as follows:

ARTICLE 1

DEFINITIONS

            1.01     The following terms used herein shall be construed to have meanings as follows and any term used herein that is defined in the Gas Supply Asset Assignment and Agency Agreement shall have that definition incorporated herein:

                        (a)        The term "Agreement" shall mean this "Gas Supply Agreement" including all amendments, modifications or supplements thereto.

                        (b)       The term "Authorizations" shall mean any and all approvals, permits, licenses, or other authorizations of whatever kind or character required by local, state, or federal agencies to enable NUIU to purchase, sell, deliver, and receive Gas or to permit NUIU's Service Providers to purchase, sell, transport and store Gas to, for, or on behalf of NUIU or for NUIU's account and which are required for Seller to perform its obligations under this Agreement.

                        (c)        The term "Business Day" shall mean any day on which Federal Reserve member banks in New York City are open for business, and shall begin at 8:00 a.m. and close at 5:00 p.m. Eastern Clock Time.

                        (d)       The term "City Gate(s)" shall mean those valid points of receipt for Gas from various interstate pipelines into NUIU's distribution system as designated in the NUIU Assets.

                        (e)       The term "Daily Baseload Quantity" shall mean, for each Day, the Baseload Quantity for such Day, which shall be equal to the Monthly Baseload Quantity for such month divided by the number of Delivery Days in the applicable Delivery Month.

                        (f)        [*]

                        (g)       The term "Daily Peaking Quantity" shall mean the quantity delivered from the Peaking Assets that are NUIU Assets on any Day.

                        (h)       [*]

                        (i)         The term "Daily Swing Quantity" shall mean for each Day the additional supply nominated by NUIU and priced at the applicable Daily Spot Price.

                        (j)         The term "Day" means a period of 24 consecutive hours, beginning at 10:00 A.M. Eastern Clock Time on any calendar Day and ending at 10:00 A.M. Eastern Clock Time on the following calendar Day.

                        (k)        The term "Dekatherm" or "Dth" shall mean one million (1,000,000) British thermal units (Btus).

                        (l)         The term "Delivery Day" shall mean each day of actual Gas flow and shall begin at 10:00 a.m. Eastern Clock Time on such day.

__________
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                        (m)       The term "Delivery Month" shall mean a period of time beginning at 10:00 a.m. Eastern Clock Time on the first day of a calendar month and ending at 10:00 a.m. Eastern Clock Time on the first day of the following calendar month, during which time deliveries are made to NUIU to satisfy the DDQ and into the Storage Assets during the Summer Season to satisfy the SMREQ.

                        (n)       The term "Effective Date" shall mean that same day defined as the Effective Date in the Gas Supply Asset Assignment and Agency Agreement.

                        (o)       The term "FERC" shall mean the Federal Energy Regulatory Commission or any successor federal agency.

                        (p)       The term "Gas" shall mean any mixture of hydrocarbons or hydrocarbons and non-combustible gases consisting primarily of methane.

                        (q)       The term "Gas Supply Asset Assignment And Agency Agreement" shall mean the Gas Supply Asset Assignment and Agency Agreement dated as of the date hereof between NUIU and Seller as amended and supplemented from time to time.

                        (r)        The term "Initial Storage Inventory" shall mean, with respect to any Storage Asset, the quantity of Gas in such Storage Asset on April 1, 2004.

                       (s)        "Intraday Gas" shall mean that quantity of gas nominated for purchase and delivery to NUIU after the initial nomination deadline.

                        (t)        The term "Market Area Storage Assets" shall mean all storage assets assigned to Seller that are not Production Area Storage Assets

                        (u)       [*]

                        (v)       [*]

                        (w)       [*]

                        (x)        The term "Monthly Baseload Quantity" shall mean, for each Delivery Month, the Baseload Quantity for such month.  The Monthly Baseload Quantity for each month will be provided by NUIU to Seller no later than five (5) Business Days prior to the start of the month in which it applies.

                        (y)        [*]

__________
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                        (z)        [*]

                        (aa)      The term "Nominated Daily Quantity" or "NDQ" shall mean for each Delivery Day, NUIU's best estimate of the DDQ for such Day.  The NDQ cannot exceed the MDQ.

                        (bb)     The term "Nominated Daily Storage Quantity" shall be that amount nominated for withdrawal (or deemed to be withdrawn) from storage as addressed in Section 4.09.

                        (cc)      The term "NUIU Assets" shall mean those valid storage, transportation, operational balancing, exchange, parking, hub service, gas supply, peaking, or other agreements that NUIU has in effect or will have in effect, with Service Providers during the Term that may be released or assigned to Seller under the terms of the Gas Supply Asset Assignment and Agency Agreement.  A list of the NUIU Assets are set forth in Exhibit A which is attached hereto and made a part hereof.

                        (dd)     The term "Part 284 Storage Assets" shall mean those Storage Assets that are subject to the capacity release provisions of 18 C.F.R. Part 284 or successor regulations, as indicated in Exhibit A.

                        (ee)     The term "Peaking Assets" shall mean those City Gate delivery contracts that shall be entered into by NUIU in accordance with Section 3.6 of the Gas Supply Asset Assignment and Agency Agreement as well as those assets so identified in Exhibit A.

                        (ff)       The term "Peaking MDQ" on any Day shall mean the maximum daily deliverability from NUIU's Peaking Assets that are NUIU Assets on such Day.  The Peaking MDQ does not include deliverability from NUIU's on-system LNG facility.

                       (gg)     The term "Performance Assurance" shall mean an irrevocable stand-by letter of credit, guaranty, cash collateral, prepayment or other good and sufficient security of a continuing nature, satisfactory in form, issuer, and amount as determined by the requesting Party in accordance with Section 10.2 of the Gas Supply Asset Assignment and Agency Agreement.

__________
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                        (hh)     The term "Production Area Storage Asset" shall mean the Transco ES and WSS Storage Contracts assigned to Seller.

                        (ii)        The term "NYMEX Settlement Price" shall mean the closing price on the NYMEX on the last day of trading for a particular Delivery Month's contract.

                        (jj)        The term "Service Provider(s)" shall mean the party or parties with whom NUIU has effective agreements with respect to the NUIU Assets.

                        (kk)     The term "Section 7(c) Storage Assets" shall mean all Storage Assets that are not Part 284 Storage Assets.

                        (ll)        The term "Start Date" shall mean the first Delivery Day under this Agreement, which shall be the Effective Date of the Gas Supply Asset Assignment and Agency Agreement.

                        (mm)    The term "Storage Assets" shall mean the storage service agreements set forth in Exhibit A.

                        (nn)     The term "Summer Daily Billing Quantity" or "SDBQ" shall mean, for each Delivery Day during the Summer Season, the sum of the DDQ plus the SDREQ.

                        (oo)The term "Summer Daily Reserve Equivalent Quantity" or "SDREQ" shall mean a daily quantity of Gas (in Dth) equal to the Summer Monthly Reserve Equivalent Quantity divided by the number of Delivery Days in the applicable Delivery Month.

                        (pp)     [*]

                        (qq)     The term "Summer Season" shall mean the period beginning on April 1 and continuing through the following October 31, 2004.

                        (rr)       The term "Term" shall be the Primary Term as defined in Article 3.

                       (ss)      The term "Transaction Agreements" means this Agreement and the Gas Supply Asset Assignment and Agency Agreement including all amendments, modifications and/or supplements.

                        (tt)       The term "Variable Cost" shall mean all Commodity, fuel, surcharges and other fees charged for Gas volumes transported, stored, or supplied under the NUIU Assets.

                        (uu)     The term "Winter Daily Billing Quantity" or "WDBQ" shall mean, for each Delivery Day during the Winter Season, the DDQ less the quantity of gas deemed withdrawn from Storage.

__________
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                        (vv)     The term "Winter Season" shall mean the period beginning on November 1 and continuing through the following March 31.

ARTICLE 2

CONDITIONS PRECEDENT

2.01     The conditions precedent to the effectiveness of this Agreement are the same as those set forth in Article 4 of the Gas Supply Asset Assignment and Agency Agreement.

ARTICLE 3

TERM

          3.01     This Agreement shall be effective as of the date first set forth above.  The primary term of this Agreement ("Primary Term") shall commence on the Start Date and shall end on March 31, 2005.

ARTICLE 4

OBLIGATIONS OF THE PARTIES

            4.01     [*]

            4.02     [*]

            4.03     [*]

            4.04     NUIU and Seller recognize that in order for Seller to effect the sale and delivery of Gas to NUIU under this Agreement, it will be necessary for Seller to obtain access to the NUIU Assets.  Therefore, NUIU has released, assigned and designated the NUIU Assets as more fully set forth in the Gas Supply Asset Assignment and Agency Agreement.

            4.05     In consideration of the services provided to NUIU by Seller under this Agreement, simultaneously with the effectiveness of the release of any Part 284 Storage Assets to Seller under the Gas Supply Asset Assignment and Agency Agreement, NUIU hereby transfers title to the Initial Storage Inventory in such Storage Assets to Seller, effective at the beginning of the Day on April 1, 2004.  NUIU warrants title to such Initial Storage Inventory and warrants that the ownership of all such Gas shall be transferred to Seller free from all liens, encumbrances and adverse claims.

__________
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

            4.06     Unless mutually agreed to otherwise by the Parties, NUIU agrees to maintain or obtain any Authorizations that are required for Seller to perform its obligations under this Agreement in full force and effect until the termination of this Agreement.  If and to the extent that any Authorizations associated with the transportation and storage agreements providing firm transportation or providing transportation of storage quantities to the City Gate(s) terminate or are suspended for any reason during the Term of this Agreement, the MDQ and Seller's obligation to sell Gas hereunder shall be reduced by a daily quantity equal to the quantity suspended or terminated in the applicable transportation agreement(s).  In addition to the foregoing, in the event that any Authorizations are threatened with termination or actually terminate or are suspended for any reason during the Term of this Agreement, NUIU shall use commercially reasonable efforts to prevent such termination or reinstate such Authorizations.  Seller agrees to assist and cooperate with NUIU's efforts in this regard.  In the event that NUIU is unable to reach such agreement, the Parties agree to remove the affected NUIU Assets from this Agreement and adjust each Party's obligations hereunder in an equitable manner as mutually agreed.

            4.07     [*]

            4.08     [*]

            4.09     [*}

                         (a)       [*]

__________
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                         (b)       [*]

            4.10     Daily Swing and Peaking Nominations.

                        (a)        [*]

                        (b)        [*]

__________
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

            4.11     NUIU shall timely provide Seller with all information reasonably necessary for Seller to perform its obligations under this Agreement.  Such information shall include:  daily, monthly and seasonal forecasts of Gas supply requirements; design demand scenarios; an initial estimate of the Monthly Baseload Quantity for each month during the Term and other Gas flow data necessary for Seller to perform its obligations hereunder.

            4.12     If at any time during the Term of this Agreement, NUIU should seek to purchase Gas in excess of the MDQ on a short or long term, firm or interruptible basis, NUIU agrees that it shall include Seller in its list of bidders to supply such Gas and Seller shall have a right to match any bid that NUIU would otherwise accept.  If Seller is selected as NUIU's supplier of such excess Gas, then NUIU and Seller shall enter into a separate agreement pertaining to such Gas.

            4.13     To the extent necessary for Seller to perform its obligations under this Agreement, NUIU will seek waivers of confidentiality provisions contained in the NUIU Assets.

            4.14     To the extent that any Service Providers or NUIU Assets are subject to the jurisdiction of the FERC, it is understood that Seller shall furnish the Service Providers, in as prompt a manner as necessary to effectuate the terms of this Agreement, all information necessary to permit scheduling pursuant to the Service Providers' rules, guidelines, operational procedures, and policies.

          4.15     Each Party shall designate a representative to be the primary contact for the other Party with respect to the performance of this Agreement.  In addition, each Party shall have qualified personnel available for contact by the other Party on a twenty-four (24) hour basis and each Party shall identify those personnel available during business and non-business hours.

            4.16     NUIU and Seller agree to enter into and execute all agreements and other instruments reasonably necessary for NUIU and Seller to perform their obligations under this Agreement.

            4.17     The Parties shall each reasonably cooperate with the other in seeking and obtaining any governmental or regulatory approvals required for the Parties to perform their obligations under this Agreement.

            4.18     All transactions entered into and/or services provided under any Transaction Agreement (whether or not evidenced by a confirmation) between Seller and NUIU shall be part of and shall be considered part of a single, integrated agreement between the Parties.

__________
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portio

            4.19     Transaction Process; Recordings.  Unless otherwise stated in a Transaction Agreement, transactions under any Transaction Agreement may be effectuated in a telephone conversation with the offer and acceptance constituting the agreement of the Parties.  The Parties shall be legally bound from the time they so agree to transaction terms and may rely thereon.  In addition, the Parties agree that a written confirmation process shall be utilized to provide written record of the transactions and nominations between the Parties, but shall not invalidate any transaction agreed to by the Parties if any such information is incorrect or is not acknowledged or approved by the receiving Party.  This written process shall be in a form mutually agreed to between the Parties and provide necessary information in a timely manner for the internal record needs of each Party.  The Parties agree that each Party may electronically record all telephone conversations with respect to nominations and other transactions under the Transaction Agreements between their respective employees, without any further notice to the other Party.  The Parties agree not to contest the validity or enforceability of telephonic recordings entered into in accordance with this provision and any other requirements of any Transaction Agreement.

ARTICLE 5

FAILURE TO DELIVER THE DDQ

            5.01     [*]

            5.02     Payment.  Amounts due under this Section 5 may be invoiced at any time by NUIU.  Any invoice shall detail the method used for calculating the amount due and payment shall be due within ten (10) Business Days of receipt of the invoice.  Unpaid amounts will accrue interest in accordance with the terms of Section 11.2 of the Gas Supply Asset Assignment and Agency Agreement.

            5.03     Exclusive Financial Remedy.  The Parties agree that the actual losses incurred by NUIU as a result of Seller's failure to deliver DDQ would be uncertain and impossible to determine with precision.  As a result, the payments by Seller in accordance with Section 5.01 of this Agreement shall be NUIU's sole and exclusive financial remedy for Seller's failure to deliver the DDQ.   Notwithstanding the foregoing, NUIU shall have the right, as set forth in Sections 6.1 and 6.2 of the Gas Supply Asset Assignment and Agency Agreement, to terminate this Agreement on four hours advance notice if Seller fails to cause the DDQ to be delivered.

ARTICLE 6

PRICE

            6.01     Price.  The price ("Price") paid by NUIU for Gas sold under this Agreement shall consist of the following:

__________
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                        (a)                    [*]

                         plus (b)            [*]

__________
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                         plus (c)            Imbalances.  Except as otherwise specifically provided in this Agreement, any scheduling or imbalance penalty or charges imposed upon NUIU or on Seller pursuant to any of the NUIU Assets shall be the responsibility of the Party whose actions or inactions caused such penalty, consistent with the rules, guidelines, operational procedures, and policies of the Service Providers, as set forth in approved tariffs as they may exist from time to time.  Seller shall be the responsible Party to the extent imbalances are caused by a deviation between NUIU's nominations and the actual nomination submitted by Seller to a Service Provider.  NUIU shall be the responsible Party to the extent imbalances are caused by a deviation between NUIU's nominations and the deliveries required at the City Gates.  If the non-responsible Party has paid or shall pay such penalty or charge, the responsible Party shall reimburse the non-responsible Party no later than fifteen (15) days after the non-responsible Party has delivered to the responsible Party a copy of the related invoice.

ARTICLE 7

BILLING AND PAYMENT

            7.01     Billing, Disputes and Payment.  See Article 11 of the Gas Supply Asset Assignment and Agency Agreement incorporated and made a part of this Agreement by this reference.

            7.02     Order of Receipt.  For billing purposes, on any Delivery Day receipt of gas shall be in accordance with the nominations designated by NUIU under Sections 4.09 and 4.10 of this Agreement.

            7.03     Refunds of Service Provider Charges.  In the event that either Party hereto receives a refund of any charges assessed by a Service Provider against such Party and which have been reimbursed to such Party by the other Party, the Party which made such reimbursement shall be entitled to that portion of any refunds which apply to the reimbursed Service Provider charges.

ARTICLE 8

TAXES

            8.01     Taxes.  The Price for Gas delivered under this Agreement is inclusive of all production, severance, ad valorem, or similar taxes levied on the production or transportation of Gas prior to or upon its delivery to NUIU at the City Gates, and all such taxes shall be paid by Seller provided, however, that if NUIU is required by law to remit such taxes to the collecting authority, NUIU shall do so and shall inform Seller and Seller shall deduct the taxes so paid on Seller's behalf from payments otherwise due to Seller pursuant to the terms of this Agreement.  The Price for Gas delivered under this Agreement does not include any sales, use, consumption, or other taxes of whatever designation which may be imposed after the transfer of title to Gas to or for the account of NUIU or on NUIU's subsequent use or disposition thereof.  Any such taxes shall be paid by NUIU directly to the taxing authority unless Seller is required by law to collect and remit such taxes, in which case NUIU shall reimburse Seller for all amounts so paid.  If NUIU claims exemption from any such taxes, NUIU shall provide Seller a tax exemption certificate or other appropriate documentation thereof.  Each Party will bear all taxes based upon its net worth, corporate existence or general right to transact business.

ARTICLE 9

TITLE, CONTROL AND POSSESSION

            9.01     Title.  Title to Gas delivered to NUIU under this Agreement that is delivered to NUIU over an Assigned Gas Transportation Contract shall pass to and vest in NUIU at the City Gates.  Title to Gas purchased, transported or stored under any Non-Assignable Contract or under the Gas Supply Agreement when Seller sells Gas to NUIU into a Section 7(c) transportation contract shall pass to and vest in NUIU at the entry point into the Section 7(c) Storage Asset or into the Section 7(c) transportation contract.  As between the Parties to this Agreement, Seller shall be deemed to be in control and possession of Gas until delivery to NUIU, and NUIU shall be deemed to be in control and possession of said Gas thereafter.  Control and possession of Gas purchased, transported or stored under any Non-Assignable Contract shall remain at all times with NUIU.  Seller hereby warrants title to the Gas sold by it hereunder and the right to deliver the same and warrants that all Gas shall be delivered to NUIU free from all liens, encumbrances, and adverse claims.

            9.02     Liability.  The Party deemed to be in control and possession of the Gas delivered under this Agreement shall be responsible for and shall indemnify, defend, and hold the other Party harmless with respect to any losses, claims, liabilities, or damages related to claims for title to Gas, death, personal injury or property damage arising therefrom when such Gas is deemed to be in that Party's control and possession.

ARTICLE 10

MEASUREMENT, QUALITY AND PRESSURE

            10.01   Measurement.  The unit of measurement for Gas nominated, delivered and accounted for hereunder shall be the Dekatherm.  Measurements shall be performed in accordance with the requirements of Service Providers at the NUIU City Gate(s).

            10.02   Quality.  All Gas delivered to the City Gate(s) under this Agreement shall conform to the quality specifications set forth in Service Providers' FERC tariffs, as applicable.

            10.03   Pressure.  All Gas delivered to the City Gate(s) under this Agreement shall be delivered to NUIU at the pressure maintained in the facilities of the applicable Service Providers.

ARTICLE 11

NOTICES

            See Section 13.3 of the Gas Supply Asset Assignment and Agency Agreement, incorporated and made a part of this Agreement by this reference.

__________
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 12

FINANCIAL INFORMATION AND PERFORMANCE ASSURANCE

See the provisions of Article 10 of the Gas Supply Asset Assignment and Agency Agreement, incorporated and made a part of this Agreement by this reference.

ARTICLE 13

FORCE MAJEURE

See the provisions of Article 12 of the Gas Supply Asset Assignment and Agency Agreement, incorporated and made a part of this Agreement by this reference.

ARTICLE 14

ASSIGNMENT

            See Section 13.2 of the Gas Supply Asset Assignment and Agency Agreement, incorporated and made a part of this Agreement by this reference

ARTICLE 15

LAWS AND REGULATORY BODIES

            15.01   This Agreement shall be subject to all valid applicable federal and state laws and to the orders, rules and regulations of any duly constituted federal or state regulatory body or authority having jurisdiction.

            15.02   The provisions of this Agreement shall be enforced to the fullest extent permitted by law.  If any provision of this Agreement is found to be invalid or unenforceable, that provision shall be construed and applied in a way that comes as close as possible to expressing the intention of the provision and that saves the validity and enforceability of the provision.  The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

ARTICLE 16

EVENTS OF DEFAULT, TERMINATION AND UNWINDING

            See the provisions of Article 6 of the Gas Supply Asset Assignment and Agency Agreement, incorporated herein and made part of this Agreement by this reference.

ARTICLE 17

WARRANTIES AND REPRESENTATIONS

            See the provisions of Article 5 of the Gas Supply Asset Assignment and Agency Agreement, incorporated herein and made a part of this Agreement by this reference.

ARTICLE 18

DISPUTE RESOLUTION

            See the provisions of Article 9 of the Gas Supply Asset Assignment and Agency Agreement, incorporated and made a part of this Agreement by this reference.

ARTICLE 19

MISCELLANEOUS

            19.01   Severability.  If any provision hereof is determined to be invalid, void or unenforceable by any court having jurisdiction, such determination shall not invalidate, void, or make unenforceable any other provision, agreement or covenant hereof.

            19.02   Waiver.  No delay or omission to exercise any right or remedy accruing to either Party upon any breach or default of the other Party shall impair such right or remedy, or be construed to be a waiver of any such breach or default.  Any waiver by either Party of any breach or default under this Agreement must be made in writing and executed by an authorized officer of such party.

            19.03   Prior Agreements.   This Agreement sets forth all understandings between the Parties respecting each transaction subject hereto, and any prior agreements, understandings and representations, whether oral or written, relating to such transactions are merged into and superseded by this Agreement.

            19.04   Modification of Agreement.  Modifications of this Agreement shall not be binding unless made in writing and signed by an authorized representative of both Parties.

            19.05   Headings.  The subject headings used in this Agreement are inserted solely for the purpose of convenient reference and are not intended to affect the meaning of any provision of this Agreement.

            19.06   Construction.  This Agreement was prepared jointly by the Parties hereto and shall not be construed more stringently against one Party than the other.

            19.07  Disruption of Index.  If the specific published index or posting which is a component of the Price (the "Index Component") is not published or posted for any reason for a relevant date or period necessary for the determination of the Price, then Seller and NUIU shall promptly negotiate in good faith in order to select a mutually agreeable substitute published index, posting, price, or pricing formula that reflects the value of Gas of similar quality and quantity in the geographical region in which the Supply Point is located.  If the parties have not agreed on a replacement published index, posting, price, or pricing formula within three (3) Business Days of the date the Index Component was not published or posted, then the replacement Price per MMBtu shall be equal to the average of the results of the price quotes, with each party to obtain one quote, from a recognized marketer or broker of Gas transactions, for prices of Gas of a similar quality and quantity in the geographical region in which the Supply Point is located.  Such marketer or broker quotes may be expressed as a formula if the Index Component is not expected to be published or posted for more than one Month.  The Parties shall use good faith efforts to obtain such marketer or broker quotes and calculate the replacement Price within five (5) Business Days of the date the Index Component was not published or posted.  The last Price that was determined based on the Index Component will be paid for Gas delivered and received hereunder until the replacement Price is determined and will be adjusted retroactively to the initial interruption in the publishing or posting of the Index Component once the replacement Price is determined.  If, however, the Index Component is published or posted late for the relevant date or period, but prior to the determination of a replacement Price (whether determined by mutual agreement or by quotes), then the Index Component published or posted late shall be used in determining the Price for the relevant date or period.  If the Index Component is subsequently published or posted for a future relevant date or period, the parties shall resume using the Index Component in determining the Price attributable to such subsequent dates or periods.

            IN WITNESS WHEREOF, the Parties have executed this Agreement in duplication by their respective duly authorized officers as of the day and year first written above.

NUI UTILITIES INC.                                      CINERGY MARKETING & TRADING, LP

By:       /S/ VICTOR A. FORTKIEWICZ                     By:       /S/ BRUCE A. SUKALY
Name:  Victor A. Fortkiewicz                                        Name:  Bruce A. Sukaly
Title:   President                                                             Title:   Chief Commercial Officer
                                                                                                     Natural Gas
Date:   April 8, 2004                                                       Date:   April 8, 2004

EXHIBIT A

LIST OF NUIU ASSETS

Exhibit A

Assigned and Agency Contracts Schedule

NUI UTILITIES Inc.

Elizabethtown Gas Company

Supply and Capacity Assets

				Deliverability
	Contract	Tariff	Assigned (284) or Agency (7c)	Daily	Seasonal	Annual
CONTRACT PARTY	Number	Rate	Status	(Dth)	(Dth)	(Dth)

FIRM TRANSPORT

Transco (Leidy line)	1011998	FT	284	15,615		5,699,475
				9,948	(a)	3,631,020
				5,522	(a)	517,500

Transco (Leidy line)	1011995	FT	284	15,000		5,475,000
Transco (Leidy line)	1011997	FT	284	17,595		6,422,175
Transco (Leidy line)	1000656	X-270	7c	1,090		397,850
Transco (Leidy line)	1000995	X-276	7c	10,000		3,650,000
Transco	1003686	FT	284	13,218		4,824,570
Transco	1003686	FT	284	19,439		7,095,235
Transco	1003686	FT	284	14,774		5,392,510
Transco	1003686	FT	284	30,324		11,068,260
Transco*	1003960	FT	284	2,940		1,073,100
Transco	1005014	FT	284	334	30,060
Transco	1005014	FT	284	492	44,280
Transco	1005014	FT	284	374	33,660
Transco	1005014	FT	284	767	69,030
Transco	1002230	FT	284	308		112,420
Transco	1002230	FT	284	451		164,615
Transco	1002230	FT	284	345		125,925
Transco	1002230	FT	284	707		258,055
Transco	1010431	FT	284	440		160,600
Transco	1010431	FT	284	647		236,155
Transco	1010431	FT	284	492		179,580
Transco	1010431	FT	284	1,009		368,285
Transco	1010445	FT	284	361		131,765
Transco	1010445	FT	284	274		100,010
Transco	1010445	FT	284	807		294,555
Texas Eastern	800217	CDS	284	20,220		7,380,300
Texas Eastern	800217	CDS	284	5,496		2,006,040
Texas Eastern	800217	CDS	284	3,174		1,158,510
Texas Eastern	800217	CDS	284	6,239		2,277,235
Texas Eastern	800217	CDS	284	11,397		4,159,905
Texas Eastern (b)	830029	FT-1	284	20,000		7,300,000
Texas Eastern	800392	FT-1	284	1,348		492,020
Texas Eastern	800392	FT-1	284	366		133,590
Texas Eastern	800392	FT-1	284	212		77,380
Texas Eastern	800392	FT-1	284	416		151,840
Texas Eastern	800392	FT-1	284	760		277,400
Texas Eastern	910333	FT-1	284	5,394		1,968,810
Texas Eastern	910333	FT-1	284	1,466		535,090
Texas Eastern	910333	FT-1	284	847		309,155
Texas Eastern	910333	FT-1	284	1,664		607,360
Texas Eastern	910333	FT-1	284	3,040		1,109,600
Texas Eastern	330837	FTS	7c	1,520		554,800
Texas Eastern	330874	FTS-4	7c	5,000		1,825,000
Texas Gas Transmission	16775	FT	284	11,127		4,061,355
Texas Gas Transmission	16775	FT	284	6,800		2,482,000
Tennessee	959	FT-A	284	1,000		365,000
Tennessee	597	FTG	284	1,067		389,455
Tennessee	597	FTG	284	640		233,600
Tennessee	597	FTG	284	1,341		489,465
Tennessee***	44414		284	2,100		766,500
National Fuel Gas	E00526	EFT	284	11,090		4,047,850
National Fuel Gas	F01642	FT	284	15,805		5,768,825
Columbia Gulf Transmission**	37968	FTS-1		1,671		609,915
Columbia Gas Transmission	37882	FTS	284	12,736		4,648,640
Columbia Gas Transmission	39275	NTS	284	10,000		3,650,000
CNG (Dominion)	200397	FT	284	17,120		6,248,800
CNG (Dominion)	100115	FTNN	284	5,000		2,352,060
CNG (Dominion)	100115	FTNN	284	1,444		2,352,060
Total				335,158

FIRM TRANSPORT ASSOCIATED WITH STORAGE

Transco (Leidy line)	1003832	FT	284	5,175		1,888,875
Transco (Leidy line)	1000653	X-269	7c	500		182,500
Transco (Leidy line)	1044821	FT	284	6,973		2,545,145
Texas Eastern	330167	FTS-4	7c	5,000		1,825,000
Texas Eastern	331501	FTS-5	7c	16,666		6,083,090
Texas Eastern	331720	FTS-7	7c	14,298		5,218,770
Texas Eastern	331013	FTS-8	7c	8,469		3,091,185
Tennessee	603	FTG	284	1,014		370,110
Tennessee***	44410		284	3,000		1,095,000
Tennessee***	44413		284	3,040		1,109,600
Columbia Gas Transmission	38045	SST	284	3,644		996,634
CNG (Dominion)	200394	FT	7c	5,522		2,015,530
CNG (Dominion)	200393	FT	7c	6,973		2,545,145

Total				80,274

STORAGE - Bundled (Market Area)

Transco	1000739	GSS	7c	27,604		1,759,955
Transco	1000741	LSS	7c	8,000		600,000
Transco	1000742	S-2	7c	7,267		653,186
Texas Eastern	400196	SS-1	284	3,646		379,911

Total				46,517

STORAGE (North)

Transco	1044824	SS-1	284	6,973		541,305
Tennessee	8703	FS-MA	284	1,014		100,485
Steuben (units in MCF)			7c	5,556		500,000
Columbia Gas Transmission	38000	FSS	284	3,644		230,168
CNG (Dominion)	300165	GSS	284	10,826		645,244
CNG (Dominion)	300167	GSS-II	284	16,667		1,666,666
CNG (Dominion)	600044	GSS-TE	7c	23,190		2,387,206
CNYOG - Stagecoach	100023	FSS	284	3,040		304,000

Total				70,910

STORAGE (South)

Transco	1013463	ES	284	14,397		144,856
Hattiesburg	5904		to be Assigned	10,000		100,000
Transco	1041432	WSS	284	40,149		3,412,638

Total				64,546

Grand Totals - Assets				597,405

PEAKING

Transco	1000743	LG-A	7c	23,950		98,087
Transco	1032229	LNG	284	15,000		56,864
Transco	1000743	LG-A	7c	23,950		98,087

Total				62,900

FIRM GAS SUPPLY

Cargill (Canadian supply)	103286			10,350		3,777,750
Cogen Tech				17,000		6,205,000

Total				27,350

FIRM GAS SUPPLY w/ Bundled Transportation

Total				---

Grand Total - Others				90,250

	Storages
CONTRACT PARTY	Max w/d	Max inj	Capacity	Days	Receipt	Delivery	Effective	Citygate
	(Dth)	(Dth)	(Dth)	Avail.	Point	Point	Term(1)	Delivery

FIRM TRANSPORT

Transco (Leidy line)
				365	CNG @ Leidy	City Gate	10/31/2007	15,615

					Steuben storage withdrawal	City Gate
Transco (Leidy line)
Transco (Leidy line)				365	National Fuel @ Wharton	City Gate	10/31/2014	15,000
Transco (Leidy line)				365	CNG @ Leidy	City Gate	10/31/2006	17,595
Transco (Leidy line)				365	National Fuel @ Wharton	City Gate	Evergreen	1,090
Transco				365	Natiional Fuel @ Wharton	City Gate	Evergreen	10,000
Transco				365	Station 30	City Gate	10/31/2004	13,218
Transco				365	Station 45	City Gate	10/31/2004	19,439
Transco				365	Station 50	City Gate	10/31/2004	14,774
Transco*				365	Station 65	City Gate	10/31/2004	30,324
Transco				365	Zone 3, Station 62	Zone 3, Stations 54, 65	10/31/2004	-
Transco				90	Station 30	City Gate	7/31/2006	334
Transco				90	Station 45	City Gate	7/31/2006	492
Transco				90	Station 50	City Gate	7/31/2006	374
Transco				90	Station 62	Station 65	7/31/2006	-
Transco				365	Station 30	City Gate	Evergreen	308
Transco				365	Station 45	City Gate	Evergreen	451
Transco				365	Station 50	City Gate	Evergreen	345
Transco				365	Station 65	City Gate	Evergreen	707
Transco				365	Station 30	City Gate	Evergreen	440
Transco				365	Station 45	City Gate	Evergreen	647
Transco				365	Station 50	City Gate	Evergreen	492
Transco				365	Station 65	City Gate	Evergreen	1,009
Transco				365	Station 45	Columbia - Downingtown	Evergreen	-
Transco				365	Station 50	Columbia - Downingtown	Evergreen	-
Texas Eastern				365	Station 65	Columbia - Downingtown	Evergreen	-
Texas Eastern				365	M1	City Gate	10/31/2012	20,220
Texas Eastern				365	STX	M1	10/31/2012	-
Texas Eastern				365	ETX	M1	10/31/2012	-
Texas Eastern				365	WLA	M1	10/31/2012	-
Texas Eastern (b)				365	ELA	M1	10/31/2012	-
Texas Eastern				365	Algonquin backhaul	City Gate	10/31/2005	20,000
Texas Eastern				365	M1	Columbia @ Eagle	Evergreen	-
Texas Eastern				365	STX	M1	Evergreen	-
Texas Eastern				365	ETX	M1	Evergreen	-
Texas Eastern				365	WLA	M1	Evergreen	-
Texas Eastern				365	ELA	M1	Evergreen	-
Texas Eastern				365	M1	City Gate	3/31/2014	5,394
Texas Eastern				365	STX	M1	3/31/2014	-
Texas Eastern				365	ETX	M1	3/31/2014	-
Texas Eastern				365	WLA	M1	3/31/2014	-
Texas Eastern				365	ELA	M1	3/31/2014	-
Texas Eastern				365	Oakford & Cornwell	City Gate	10/31/2009	1,520
Texas Gas Transmission				365	Chambersburg	City Gate	12/1/2009	5,000
Texas Gas Transmission				365	Zone 0	Lebanon - CNG	10/31/2006	-
Tennessee				365	Zone 1	Lebanon - CNG	10/31/2006	-
Tennessee				365	Niagara River (Bi 2 0081)	Natl Fuel - TGP Z-5	4/30/2007	-
Tennessee				365	Sun Plant Dehydration (100 Leg, Sta. 47, Ouachita, LA)	City Gate	4/1/2013	1,067
Tennessee				365	East Cameron Blk 60 (800 Leg, Sta. 834, Franklin, LA)	City Gate	4/1/2013	640
Tennessee***				365	South Pass Block 60 Dehydration (500 Leg, Sta. 542, Noxubee, MS)	City Gate	4/1/2013	1,341
National Fuel Gas				365	Zone 4, East Aurora	Zone 5, Koppel	8/31/2008	-
National Fuel Gas				365	TGP Z-4,5 Tetco-PA	Transco @ Wharton	Evergreen	-
Columbia Gulf Transmission**				365	Niagara	Transco @ Leidy	11/1/2007	-
Columbia Gas Transmission				365	CGT-Rayne	City Gate	10/31/2004	1,671
Columbia Gas Transmission				365	Columbia-Downingtown	City Gate	10/31/2010	12,736
CNG (Dominion)				365	Kenova, TCO-Leach	City Gate	10/31/2010	10,000
CNG (Dominion)				365	Texas Gas - Lebanon, OH	Transco @ Leidy	10/31/2006	-
CNG (Dominion)				365	Oakford (3,521 dth/day) & Cornwell (2,923 dth/day)	Chambersburg	3/31/2005	-
Total				365	Oakford (3,521 dth/day) & Cornwell (2,923 dth/day)	Leidy	3/31/2005	-
							Total	222,243
FIRM TRANSPORT ASSOCIATED WITH STORAGE

Transco (Leidy line)
Transco (Leidy line)				365	Oakford & Cornwell	City Gate	12/14/2009	5,175
Transco (Leidy line)				365	Oakford & Cornwell	City Gate	Evergreen	500
Texas Eastern				365	CNG @ Leidy	City Gate	3/31/2008	6,973
Texas Eastern				365	CNG @ Leidy	City Gate	12/1/2008	5,000
Texas Eastern				365	CNG @ Oakford	City Gate	3/31/2012	16,666
Texas Eastern				365	Leidy & Oakford	City Gate	4/30/2015	14,298
Tennessee				365	Leidy & Oakford	City Gate	3/31/2006	8,469
Tennessee***				365	Northern Storage Withdrawal 300 Leg, Zone 4 (Potter, PA)	City Gate	4/1/2013	1,014
Tennessee***				365	Zone 4, Station 319	Zone 5, White Plains, NY	8/31/2008	-
Columbia Gas Transmission				365	@ Storage	Zone 4, Station 319	8/31/2008	-
CNG (Dominion)				365	Columbia FSS	City Gate	10/31/2004	3,644
CNG (Dominion)				365	National Fuel @ Leidy	Transco @ Leidy	3/31/2011	-
				365	Transco @ Leidy	Transco @ Leidy	month-to-month	-
Total
							Total	61,739
STORAGE - Bundled (Market Area)

Transco
Transco	27,604	9,778	1,759,955	64	@ Storage	City Gate	3/31/2013	27,604
Transco	8,000	3,333	600,000	75	@ Storage	City Gate	Evergreen	8,000
Texas Eastern	7,267	5,443	653,186	90	@ Storage	City Gate	Evergreen	7,267
	3,646	1,953	379,911	104	@ Storage	City Gate	4/30/2012	3,646
Total
			3,393,052				Total	46,517
STORAGE (North)

Transco
Tennessee	6,973	3,007	541,305	78	@ Storage	CNG/Transco @ Leidy	3/31/2008	-
Steuben (units in MCF)	1,014	670	100,485	99	@ Storage	300 Leg, Zone 4 (Potter, PA)	3/31/2013	-
Columbia Gas Transmission	5,750	3,696	517,000	90	@ Storage	CNG @ Leidy	3/31/2011	-
CNG (Dominion)	3,644	1,841	230,168	63	@ Storage	Columbia SST	10/31/2004	-
CNG (Dominion)	10,826	3,585	645,244	60	@ Storage	Transco @ Leidy	3/31/2008	-
CNG (Dominion)	16,667	9,259	1,666,666	100	@ Storage	Tetco @ Oakford	3/31/2012	-
CNYOG - Stagecoach	23,190	13,262	2,387,206	103	@ Storage	Leidy, Oakford, Chambersburg, Crayne	3/31/2006	-
	3,040	1,520	304,000	100	@ Storage	Station 319	8/31/2008	-
Total
			6,392,074				Total	-
STORAGE (South)

Transco
Hattiesburg	14,397	959	144,856	10	@ Storage	Covington Cty - Miss.	10/31/2013	-
Transco	10,000	5,000	100,000	10	@ Storage	Transco @ Covington	7/31/2005	-
	40,149	18,859	3,412,638	365	@ Storage	Zone 3, Station 54	1/31/2012	-
Total
			3,657,494				TOTAL	-

Grand Totals - Assets
			13,442,620					330,499

PEAKING

Transco
Transco				4	Transco Zone 6	City Gate	month-to-month	23,950
Transco				3	Transco Zone 6	City Gate	month-to-month	15,000
				4	Transco Zone 6	City Gate	month-to-month	23,950
Total
							TOTAL	62,900
FIRM GAS SUPPLY

Cargill (Canadian supply)
Cogen Tech						Niagra - National Fuel	10/30/2007	-
						TGT Production Area		-

Total
								-
FIRM GAS SUPPLY w/ Bundled Transportation

Total
								-
Grand Total - Others
								62,900

Notes:
* Notice of termination given
** Contract permanently released
*** Assigned capacity
(1) all capacities will be renewed for 4-1-04 to 3-31-05 period
(a) A single FT capacity contract used for both storage withdrawal and flowing supply.
(b) Backhaul capacity on Texas Eastern with a new gate station connection.

Exhibit A

Assigned and Agency Contracts Schedule

NUI UTILITIES Inc.

City Gas Company of Florida

Supply and Capacity Assets

				Deliverability			Storages
	Contract		Assigned (284g) or Agency (7c)	Daily	Seasonal	Annual	Max w/d	Max inj	Capacity
CONTRACT PARTY	Number	Rate	Status	(Dth)	(Dth)	(Dth)	(Dth)	(Dth)	(Dth)

FIRM GAS SUPPLY

FIRM TRANSPORT
Florida Gas Transmission	5034	FTS-1	284g			11,652,931
				43,685	6,596,435
				23,201	696,030
				23,185	3,547,305
				26,231	813,161

Florida Gas Transmission	3608	FTS-2	284g			1,464,290
				2,570	465,170
				5,430	999,120

Florida Gas Transmission	5364	FTS-2	284g			2,947,435
				12,655	2,290,555
				3,570	656,880

Notes:
(1) all capacities will be renewed for 4-1-04 to 3-31-05 period
CONTRACT PARTY	Days Available	Effective Term (1)	Receipt Point	Delivery Point	Comments

FIRM GAS SUPPLY

Florida Gas Transmission	365	7/31/2005	various - see "FGT FTS-1 5034" tab
	151				November - March
	30				April
	153				May - September
	31				October

Florida Gas Transmission	365	2/28/2015	various - see "FGT FTS-2 3608" tab
	181				November - April
	184				May - October

Florida Gas Transmission	365	2/28/2015	various - see "FGT FTS-2 5364" tab
	181				November - April
	184				May - October

Exhibit A

Assigned and Agency Contracts Schedule

NUI UTILITIES Inc.

Elkton Gas

Supply and Capacity Assets

				Deliverability			Storages
	Contract		Assigned (284g) or Agency (7c)	Daily	Seasonal	Annual	Max w/d	Max inj	Capacity
CONTRACT PARTY	Number	Rate	Status	(Dth)	(Dth)	(Dth)	(Dth)	(Dth)	(Dth)

FIRM GAS SUPPLY

FIRM TRANSPORT
Transco	1021359	FT	284g	2,635		961,775
Transco	1021368	FT	284g	52	4,680
Columbia	57828	FT	284g	86		31,390

Eastern Shore	010003	FT	284g			966,455
				2,635	724,625
				2,687	241,830

Eastern Shore	010011	FT	284g	86		31,390
Eastern Shore	010013	FT	284g	679		247,835
Eastern Shore	010032	FT	284g	750		273,750
Eastern Shore	010041	FT	284g	3,000		1,095,000

FIRM TRANSPORT ASSOCIATED WITH STORAGE
Eastern Shore	020003	ST	284g	622	112,582
Eastern Shore	010012	FT	284g	217	19,530
Eastern Shore	020005	ST	284g			140,605
				481	87,061
				291	53,544

STORAGE - Market Area
Eastern Shore	080002	CFSS	284g	481		25,381	481	188	25,381
Eastern Shore	050003	GSS	7c	512		25,339	512	141	25,339
Eastern Shore	060003	LSS	7c	111		5,500	111	31	5,500

PEAKING
Eastern Shore	070003	LG-A	7c	217		1,361	217	490	1,361

Notes:
(1) all capacities will be renewed for 4-1-04 to 3-31-05 period

Contract Party	Days Available	Effective Term (1)	Receipt Point	Delivery Point	Comments

FIRM GAS SUPPLY

FIRM TRANSPORT

Transco	365	3/31/2005	Zone 1-2 - TX, LA	Transco Z6 - Parkesburg #6570, Hockessin	Feeds FT 010003
Transco	90	7/31/2006	Zone 1-2 - TX, LA	Transco Z6 - Parkesburg #6570, Hockessin	Feeds FT 010003 (Dec-Feb only)
Columbia	365	10/31/2004	Op Area 3, TCO Leach 801	TCO - Daleville MLI 88	Feeds FT 010011

Eastern Shore	365	10/31/2005	Transco Z6 - Parkesburg #6570	City Gate (ESN003)
	275				March - November
	90				December - February

Eastern Shore	365	8/31/2008	TCO - Daleville MLI 88	City Gate (ESN003)
Eastern Shore	365	10/31/2007	Transco Z6 - Parkesburg #6570	City Gate (ESN003)
Eastern Shore	365	10/31/2008	Transco Z6 - Parkesburg #6570	City Gate (ESN003)
Eastern Shore	365	10/31/2010	Transco Z6 - Parkesburg #6570	City Gate (ESN003)

FIRM TRANSPORT ASSOCIATED WITH STORAGE

Eastern Shore	181	3/31/2013	Transco Z6 - Parkesburg #6570	City Gate (ESN003)	November - April
Eastern Shore	90	10/31/2006	Transco Z6 - Parkesburg #6570	City Gate (ESN003)	December - February
Eastern Shore	365	10/31/2004	TCO - Daleville MLI 88	City Gate (ESN003)
	181				November - April
	184				May - October

Eastern Shore	53	10/31/2004	TCO - Daleville MLI 88	City Gate (ESN003)	Delivers on ST 020005
Eastern Shore	50	3/31/2013	Transco Z6 - Parkesburg #6570	City Gate (ESN003)	Delivers on ST 020003
Eastern Shore	50	4/1/2013	Transco Z6 - Parkesburg #6570	City Gate (ESN003)	Delivers on FT 020003

Eastern Shore	6	10/31/2006	Transco Z6 - Parkesburg #6570	City Gate (ESN003)	Delivers on FT 010012

Exhibit A

Assigned and Agency Contracts Schedule

Firm Gas Transportation Service Agreement #5034 (FTS-1)

Between

Florida Gas Transmission Company

and

NUI Utilities Inc.

Dated 11/1/1993

			Maximum Daily Quantity
Point(s) of Receipt			(MMBtu)*

				Nov-		May-
Point Description	Point	DRN	Oct	Mar	Apr	Sept

PRODUCTION ZONE 1:

CS #7 EUNICE	25306	6489	0	0	0	0
MOPS-REFUGIO FGT	611	25809	5,510	10,391	4,143	4,135
NGPL-JEFFERSON FGT	10240	23703	0	0	0	1,069
SABINE PASS PLANT (Johnson's Bayou)	282	23422	6,333	9,334	6,333	5,265
Zone 1 Total			11,843	19,725	10,476	10,469

PRODUCTION ZONE 2:

COLUMBIA GULF-LAFAYETTE FGT	62410	179851	2,742	4,322	2,326	1,875
CS #8 ZACHARY	25412	7995	0	0	0	0
KOCH-ST. LANDRY FGT	10102	10034	0	0	0	0
SABINE-KAPLAN FGT	23062	10881	2,742	4,322	2,327	1,875
TETCO-ATCHAFALAYA FGT	10147	10030	1,995	3,809	1,961	2,859
TRUNKLINE-VERMILLION FGT	25405	50031	0	0	0	0
Zone 2 Total			7,479	12,453	6,614	6,609

PRODUCTION ZONE 3:

CARNES TENNESSEE FGT (REC)	10258	12740	0	0	0	0
CS #11 MOUNT VERNON	25309	716	0	0	0	0
KOCH-ST. HELENA FGT	10109	9906	0	0	0	0
SNG-FRANKLINTON FGT BI-DIR (REC)	10095	11224	0	0	0	0
TRANSCO/CITRONELLE FGT CAPACITY	62132	157553	4,340	5,348	3,696	2,865
TRANSCO-ST. HELENA FGT	10114	9903	2,569	6,159	2,415	3,242
Zone 3 Total			6,909	11,507	6,111	6,107

Total MDQ:			26,231	43,685	23,201	23,185

* Exclusive of Transporter's fuel. Shipper to provide fuel pursuant to Fuel Reimbursement Charge Adjustment provisions of Transporter's
F.E.R.C. Gas Tariff, General Terms and Conditions.

Exhibit A

Assigned and Agency Contracts Schedule

Firm Gas Transportation Service Agreement #3608 (FTS-2)

Between

Florida Gas Transmission Company

and

NUI Utilities Inc.

Dated 12/12/1991

			Maximum Daily Quantity
Point(s) of Receipt			(MMBtu)*

				Nov-		May-
Point Description	Point	DRN	Oct	Mar	Apr	Sept

PRODUCTION ZONE 1:

CS #7 EUNICE	25306	6489	0	0	0	0
HPL-MAGNET WITHERS FGT	8576	24662	1,562	420	420	1,562
Zone 1 Total			1,562	420	420	1,562

PRODUCTION ZONE 2:

CS #8 ZACHARY	25412	7995	0	0	0	0
KOCH-ST. LANDRY FGT	10102	10034	0	0	0	0
TETCO-ATCHAFALAYA FGT	10147	10030	0	0	0	0
Zone 2 Total			0	0	0	0

PRODUCTION ZONE 3:

CS #11 MOUNT VERNON	25309	716	0	0	0	0
DESTIN PIPELINE/FGT	71298	241390	0	929	929	0
EXXON-ST. REGIS / FGT	10141	38221	0	0	0	0
KOCH SHADYSIDE	930300	10370	0	0	0	0
TENN PATTERSON	932500	10367	0	0	0	0
TRANSCO FROST	946400	9191	0	0	0	0
TRANSCO-ST. HELENA FGT	10114	9903	3,868	1,221	1,221	3,868
Zone 3 Total			3,868	2,150	2,150	3,868

Total MDQ:			5,430	2,570	2,570	5,430

* Exclusive of Transporter's fuel. Shipper to provide fuel pursuant to Fuel Reimbursement Charge Adjustment provisions of Transporter's
F.E.R.C. Gas Tariff, General Terms and Conditions.

Exhibit A

Assigned and Agency Contracts Schedule

Firm Gas Transportation Service Agreement #5364 (FTS-2)

Between

Florida Gas Transmission Company

and

NUI Utilities Inc.

Dated 8/12/1993

			Maximum Daily Quantity
Point(s) of Receipt			(MMBtu)*

				Nov-		May-
Point Description	Point	DRN	Oct	Mar	Apr	Sept

PRODUCTION ZONE 1:

CS #7 EUNICE	25306	6489	0	0	0	0
NGPL-JEFFERSON FGT	10240	23703	1,067	3,782	3,782	1,067
Zone 1 Total			1,067	3,782	3,782	1,067

PRODUCTION ZONE 2:

CS #8 ZACHARY	25412	7995	0	0	0	0
KOCH-ST. LANDRY FGT	10102	10034	0	0	0	0
TETCO-ATCHAFALAYA FGT	10147	10030	0	0	0	0
Zone 2 Total			0	0	0	0

PRODUCTION ZONE 3:

CS #11 MOUNT VERNON	25309	716	0	0	0	0
DESTIN PIPELINE/FGT	71298	241390	1,038	3,679	3,679	1,038
KOCH SHADYSIDE	930300	10370	0	0	0	0
TENN PATTERSON	932500	10367	0	0	0	0
TRANSCO/CITRONELLE FGT CAPACITY	62132	157553	1,465	5,194	5,194	1,465
TRANSCO FROST	946400	9191	0	0	0	0
Zone 3 Total			2,503	8,873	8,873	2,503

Total MDQ:			3,570	12,655	12,655	3,570

* Exclusive of Transporter's fuel. Shipper to provide fuel pursuant to Fuel Reimbursement Charge Adjustment provisions of Transporter's
F.E.R.C. Gas Tariff, General Terms and Conditions.

EXHIBIT B

DAILY SPOT PRICES FOR SWING GAS, INSIDE FERC PRICES FOR

MONTHLY BASELOAD GAS, AND

INJECTION INDEX PRICES FOR MARKET AREA STORAGE

EXHIBIT B

DAILY SPOT PRICES FOR SWING GAS, INSIDE FERC PRICES FOR

MONTHLY BASELOAD GAS, AND

INJECTION INDEX PRICES FOR MARKET AREA STORAGE

Daily Spot Prices for Daily Swing Gas

and

Inside FERC Prices for Baseload and SMREQ Volumes

Receipt Point Location**	IFERC Pricing Points	GDD Pricing Points
Transco Sta 30,45,50,65, 85	Transco Zone 1, 2, 3 (Sta 50 priced @ Sta 65 ), 4, respectively	Transco Zone 1, 2, 3 (Sta 50 priced @ Sta 65 ), 4, respectively
Niagara	Niagara	Niagara
Oakford & Cornwell	Dominion, Appalachia	Dominion, South Point
Tetco STX,ETX,WLA,ELA	Tetco STX,ETX,WLA,ELA	Tetco STX,ETX,WLA,ELA
TGP 100,500,800 leg	TGP Z0, 500 leg, 800 leg	TGP Z0, 500 leg, 800 leg
Wharton	Transco Z6 NNY	Transco Z6 NNY
TGT Z0 & Z1	TGT SL & TGT Z1	TGT SL & TGT Z1
Col Gas Trans. - Leach	Columbia Gas, Appalachia	Columbia Gas, Appalachia
Algonquin backhaul	Transco Z6 NY	Transco Z6 NY
Transco Zone 1 - Texas	Transco Z1	Transco Z1
Transco Zone 2 - LA	Transco Z2	Transco Z2
Columbia Gas, Op Area 3, TCO Leach 801	Columbia Gas, Appalachia	Columbia Gas, Appalachia
Eastern Shore, Transco Z6 - Parkesburg #6570	Transco Z6 NNY	Transco Z6 NNY
Eastern Shore, Transco Z6 - TCO - Daleville MLI 88	Transco Z6 NNY	Transco Z6 NNY
FGT Production Zone 1	FGT Zone 1	Florida Gas Zone 1
FGT Production Zone 2	FGT Zone 2	Florida Gas Zone 2
FGT Production Zone 3	FGT Zone 3	Florida Gas Zone 3
Leidy	TBD*	TBD*
* Parties to reach mutually agreeable price based on market based quotes
** Pricing of gas requested to be sourced at points within the paths should be at the mutually agreeable indexes
Injection Index Prices for Market Area Storage

Storage
MSQ
		Price Point*
Eastern Shore GSS Storage	25,339	St 65+ Variable
Eastern Shore LSS Storage	5,500	NNY Z6
Eastern Shore CFSS Storage	25,381	Tco
CNG Dominion GSS	645,244	DOM SP
Steuben - 7c	517,500	NNY Z6
Texas Eastern SS-1	379,911	M2/M3***
CNG Dominion GSS II	1,666,666	DOM SP
CNG Dominion GSS -TE	2,387,206	DOM SP
CNYOG - Stagecoach FSS	304,000	DOM SP
Columbia Gas FSS	230,168	Tco
Tennessee FS-MA	100,485	TGP 500 Leg plus variables
Transco GSS Storage	1,759,955	St 65+ Variable
Transco LSS Storage	600,000	NNY Z6
Transco S-2 Storage	653,186	NNY Z6
Transco SS-1 Storage	541,305	NNY Z6
Hattiesburg	100,000	Transco Z4
total	9,941,846
* based on IFERC Index for first of month
*** 50% M2 price (M2 price is defined as ELA plus variables to M2); 50% M3 Price